SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  ___   )

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 iSUN, INC.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THIS FILING CONSISTS OF THE MEETING SCRIPT OF iSUN, INC. RELATED TO THE 2020 ANNUAL MEETING OF STOCKHOLDERS, HELD VIRTUALLY ON MAY 25, 2021 AND ADJOURNED AND RECONVENED ON  JUNE 8, 2021 AND ADJOURNED UNTIL JUNE 29, 2021, AND THE RELATED PROXY STATEMENT.

RECONVENED VIRTUAL 2020 ANNUAL MEETING OF
STOCKHOLDERS
 OF
 iSUN, INC.

Good afternoon and welcome to the reconvened 2020 Annual Meeting of Stockholders of iSun, Inc., which was called to order and adjourned on May 25th. I am Ken Merritt, Secretary of iSun, Inc.   Please be advised that the 2020 Annual Meeting of Stockholders has been further adjourned until 1:00 P.M. EDT on June 29th, 2021.  We encourage any stockholders who have not voted to please do so.  Please be advised that the polls will remain open until June 29th. Electronic voting ends at 11:59 P.M. on June 28th. If you wish to vote via the Internet you may vote at www.proxyvote.com beginning tomorrow, Wednesday the 9th.  If you need assistance voting your shares or want to provide verbal voting instructions, please call our proxy solicitation advisors Advantage Proxy toll-free at 1-877-870-8565 between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time, Monday through Friday. Our sincere apologies for any inconvenience.